UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.)
Filed by the Registrant ☒
Filed by a Party other than the Registrant  ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12
LUMENT FINANCE TRUST, INC.
(Name of Registrant as Specified In Its Charter)

Not Applicable
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

P: 212.317.5700 230 Park Avenue, 20th Floor New York, NY 10169

April 29, 2025
Dear Stockholder:
You are cordially invited to attend the 2025 Annual Meeting of Stockholders of Lument Finance Trust, Inc., a Maryland corporation, to be held on June 12, 2025 at 10:00 a.m., Eastern Time, via live webcast at www.virtualshareholdermeeting.com/LFT2025. During the meeting, we will discuss each item of business described in the attached Notice of Annual Meeting of Stockholders and accompanying Proxy Statement.
We have elected to provide access to our proxy materials over the internet under the U.S. Securities and Exchange Commission’s “notice and access” rules. We believe that providing our proxy materials over the internet increases the ability of our stockholders to access the information they need, while reducing the environmental impact of the Annual Meeting. For more information, please see the Questions and Answers section of the accompanying Proxy Statement.
We hope you will be able to attend the meeting. This year, our meeting will be a “virtual meeting” of stockholders, which will be conducted exclusively online via live webcast. Your vote is important. Whether or not you expect to attend the virtual meeting, please vote your proxy so your shares will be represented at the meeting.
On behalf of the board of directors, I extend our appreciation for your continued support.

Respectfully yours,

James P. Flynn Chairman of the Board and Chief Executive Officer

P: 212.317.5700 230 Park Avenue, 20th Floor New York, NY 10169

NOTICE OF
2025 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD JUNE 12, 2025
April 29, 2025
Dear Stockholder:
NOTICE IS HEREBY GIVEN that the 2025 Annual Meeting of Stockholders (the “Annual Meeting”) of Lument Finance Trust, Inc., a Maryland corporation, will be held on June 12, 2025, at 10:00 a.m., Eastern Time, via live webcast at www.virtualshareholdermeeting.com/LFT2025. The purposes of the Annual Meeting are to:
1.
Elect the following director nominees to serve until the next succeeding annual meeting of stockholders or until their respective successors are duly elected and qualified: James P. Flynn, James C. Hunt, Neil A. Cummins, William A. Houlihan, Walter C. Keenan and Marie D. Reynolds;

2.	Approve, on an advisory basis, the compensation of our named executive officers, as described in the Proxy Statement under “Executive Compensation”;
3.	Approve, on an advisory basis, the frequency of holding future stockholder advisory votes on the compensation of our named executive officers;
4.	Ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025; and
5.	Transact such other business as may properly come before the meeting or at any adjournment or postponement thereof.
The record date for the 2025 Annual Meeting is April 15, 2025. If you held shares of common stock of Lument Finance Trust, Inc. at the close of business on that date, you are entitled to notice of and to vote at the Annual Meeting, or any adjournment or postponement thereof.
We are pleased to save costs and help protect the environment using the “Notice and Access” method of delivery for our proxy materials. Beginning on or about April 29, 2025, a Notice of Internet Availability of Proxy Materials (the “Notice of Internet Availability”) will be mailed to our stockholders of record on April 15, 2025. In addition, the Proxy Statement, the accompanying proxy card and our Annual Report on Form 10-K for the year ended December 31, 2024 (“2024 Form 10-K”) are available at www.proxyvote.com. As more fully described in the Notice of Internet Availability, all stockholders may choose to access these materials online or may request printed or emailed copies.
Your vote is important. Whether or not you are able to attend the meeting via live webcast, please vote via the Internet, the toll-free telephone number, or by returning the enclosed proxy card by mail so that your shares may be represented at the meeting. Stockholders of record who attend the meeting may vote their common stock via live webcast, even though they have sent in proxies. The ballot you submit at the 2025 Annual Meeting will supersede any prior vote.

By order of the board of directors,

James P. Flynn
Chairman of the Board and Chief Executive Officer

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 12, 2025: Our Notice of 2025 Annual Meeting of Stockholders, Proxy Statement and 2024 Form 10-K are available on the internet at www.proxyvote.com.

i

LUMENT FINANCE TRUST, INC.
230 PARK AVENUE
20th FLOOR
NEW YORK, NY 10169

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD JUNE 12, 2025

QUESTIONS AND ANSWERS ABOUT THE 2025 ANNUAL MEETING AND VOTING
As used in this Proxy Statement, the “Company,” “we,” “us,” and “our” refer to Lument Finance Trust, Inc. and “Manager” refers to Lument Investment Management, LLC, which is our external manager and an affiliate of ORIX Corporation USA. The term “Annual Meeting,” as used in this Proxy Statement, refers to the 2025 Annual Meeting of Stockholders and includes any adjournment or postponement of such meeting.
Q.	When are this Proxy Statement and the accompanying materials scheduled to be sent to stockholders?
A.
Pursuant to rules adopted by the Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials to our stockholders via the Internet. Accordingly, on or about April 29, 2025, we sent you a Notice of Internet Availability of Proxy Materials (the “Notice of Internet Availability”).

Q.	Why am I receiving these materials?
A.
We have made these materials available to you over the Internet or delivered paper copies of these materials to you by mail because the Company’s board of directors is soliciting your proxy to vote your shares of common stock at the Annual Meeting to be held on June 12, 2025, at 10:00 a.m., Eastern Time, via live webcast at www.virtualshareholdermeeting.com/LFT2025 (the “Annual Meeting Website”). This Proxy Statement includes information that is designed to assist you in voting your shares and information that we are required to provide to you under the rules of the SEC.

Q.	Why did I receive the Notice of Internet Availability instead of a full set of proxy materials?
A.
Pursuant to rules adopted by the SEC, the proxy materials, including the Notice of 2025 Annual Meeting of Stockholders (the “Notice of Annual Meeting”), this Proxy Statement and proxy card or, for shares held in street name (held for your account by a bank, broker or other nominee), voting instruction form, and our 2024 Form 10-K (collectively, the “Proxy Materials”), are available to stockholders on the Internet. We believe electronic delivery will expedite the receipt of materials and will help lower our costs and reduce the environmental impact of our annual meeting materials. Accordingly, we have sent a Notice of Internet Availability to stockholders of record and beneficial owners of our common stock on or about April 29, 2025.

The Notice of Internet Availability will provide instructions as to how stockholders may access and review the Proxy Materials on the website referred to in the Notice of Internet Availability or, alternatively, how to request that a printed set of the Proxy Materials, including a proxy card, be sent to them by mail. The Notice of Internet Availability will also provide voting instructions. In addition, stockholders of record may request to receive the Proxy Materials in printed form by mail or electronically by e-mail on an ongoing basis for future stockholder meetings. Please note that while our Proxy Materials are available at the website referenced in the Notice of Internet Availability, and our Notice of Annual Meeting, Proxy Statement and 2024 Form 10-K are available on our website, no other information contained on either website is incorporated by reference in or considered to be a part of this Proxy Statement.
Q.	What is a proxy?
A.
A “proxy” is a written authorization from you to another person that allows such person, the proxy holder, to vote your shares on your behalf. Our board of directors is asking you to allow James P. Flynn, our Chairman of the Board and Chief Executive Officer, and James A. Briggs, our Chief Financial Officer, to vote your shares at the Annual Meeting.

Q.	Who is entitled to vote? How many votes do I have?
A.
Our board of directors has fixed the close of business on April 15, 2025 as the date to determine the common stockholders who are entitled to notice of and to vote at the Annual Meeting and at any adjournments or postponements thereof. We refer to such date in this Proxy Statement as the “Record Date.” On the Record Date, 52,324,472 shares of our common stock were outstanding and eligible to vote. Each share of common stock is entitled to one vote on each matter submitted for stockholder approval.

Q.	What is the difference between holding shares as a stockholder “of record” and as a “beneficial owner”?
A.
Stockholders of Record. You are a stockholder of record if, at the close of business on the Record Date, your shares were registered directly in your name with Equiniti Trust Company, LLC, our transfer agent.

Beneficial Owners. You are a beneficial owner if, at the close of business on the Record Date, your shares were held in a brokerage account or by a bank or other holder of record and not in your name. Being a beneficial owner means that, like most of our stockholders, your shares are held in “street name.” As the beneficial owner, you have the right to direct your broker or nominee how to vote your shares by following the voting instructions your broker or other nominee provides. If you do not provide your broker or nominee with instructions on how to vote your shares, your broker or nominee will be able to vote your shares with respect to Proposal 4 (ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025) but will NOT be able to vote your shares with respect to the other proposals (Proposals 1, 2 and 3). Please see “What if I return a signed proxy or voting instruction form, but do not specify how my shares are to be voted?” for additional information.
We have requested that banks, brokerage firms and other nominees that hold common stock on behalf of beneficial owners as of the close of business on the Record Date forward these materials, together with a proxy card or voting instruction form, to beneficial owners. We have agreed to pay the reasonable expenses of the banks, brokerage firms and other nominees for forwarding these materials.
Q.	What is the purpose of the Annual Meeting?
A.	At the Annual Meeting our common stockholders will be asked to consider and vote upon four proposals:
1.
Election of the following director nominees to serve until the next succeeding annual meeting or until their respective successors are duly elected and qualified: James P. Flynn, James C. Hunt, Neil A. Cummins, William A. Houlihan, Walter C. Keenan and Marie D. Reynolds;

2.	Approval, on an advisory basis, of the compensation of our named executive officers, as described in the Proxy Statement under “Executive Compensation”;
3.	Approval, on an advisory basis, of the frequency of holding future stockholder advisory votes on the compensation of our named executive officers; and
4.	Ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025.
Other than matters incident to the conduct of the Annual Meeting and those set forth in this Proxy Statement, we do not know of any business or proposals to be considered at the Annual Meeting. If any other business is proposed and properly presented at the Annual Meeting, the proxies received from our stockholders give the proxy holders the authority to vote on such matters in their discretion.
Q.	What does the board of directors recommend?
A.	Our board of directors unanimously recommends that you vote:
•	“FOR” the election of each of the named nominees to our board of directors;
•	“FOR” the approval, on an advisory basis, of the compensation of our named executive officers, as described in the Proxy Statement under “Executive Compensation”;

•	“1 YEAR” for the approval, on an advisory basis, of the frequency of holding future stockholder advisory votes on the compensation of our named executive officers; and
•	“FOR” the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2025.
Q.	How do I attend the Annual Meeting? What do I need to log in?
A.
The Annual Meeting will begin at 10:00 a.m., Eastern Time, on June 12, 2025. All common stockholders of record on the Record Date are invited to attend the Annual Meeting. This year, the 2025 Annual Meeting will be conducted virtually via live webcast at www.virtualshareholdermeeting.com/LFT2025. Please note that stockholders will need their unique control number which appears on their Notice of Internet Availability, the proxy card (printed in the box and marked by the arrow), and the instructions that accompanied the proxy materials in order to access the live webcast. Beneficial stockholders who do not have a control number may gain access to the meeting by logging into their bank, brokerage firm or other nominee website and selecting the shareholder communications mailbox to link through to the Annual Meeting. Instructions should also be provided on the voting instruction form provided by your broker, bank, or other nominee.

Q.	How do I vote and what are the voting deadlines?
A.	If you hold shares directly in your own name and are the holder of record, you have four voting options. You may vote using one of the following methods:
•
Internet. Under Maryland law, stockholders may validly grant proxies over the Internet. You can vote over the Internet by accessing the website at www.proxyvote.com and following the instructions on the website. Internet voting is available 24 hours a day until 11:59 p.m. Eastern Time on June 11, 2025. If you vote over the Internet, do not return your proxy card.

•
Telephone. You can vote by telephone by calling the toll-free number 1-800-690-6903 in the United States, Canada or Puerto Rico on a touch-tone phone. You will then be prompted to enter the control number printed on your proxy card and to follow the subsequent instructions. Telephone voting is available 24 hours a day until 11:59 p.m. Eastern Time on June 11, 2025.

•
Mail. If you received printed copies of the proxy materials, you can vote by mail by simply completing, signing, dating and mailing your proxy card in the postage-paid envelope included with this Proxy Statement.

•
Live Webcast. You may attend the Annual Meeting virtually and cast your vote during the live webcast; this will revoke any proxy previously submitted. Even if you plan to be virtually present at the Annual Meeting, we encourage you to vote your common stock by proxy in advance of the Annual Meeting using the Internet, telephone or mail, as described above.

If your shares are held in street name, you should follow the voting instructions provided by your bank, broker or other nominee.
If you return your signed proxy card or use Internet or telephone voting before the Annual Meeting, we will vote your shares as you direct.
Q.	What vote is required to approve each item and how are votes counted?
A.
Votes cast by proxy or during the Annual Meeting will be counted by the persons appointed by the Company to act as tabulators for the meeting. Abstentions and broker non-votes, which are described below, are not counted as votes cast and, therefore, do not have the effect of votes in opposition to such proposals.

With respect to Proposal 1 (the election of directors), you may vote “FOR” all nominees, “WITHHOLD” your vote as to all nominees, or vote “FOR” all nominees except those specific nominees from whom you “WITHHOLD” your vote. Director nominees will be elected by a plurality of votes cast, which means that the director nominees receiving the highest number of votes will be elected. Only “FOR” and “WITHHOLD” votes will affect the outcome. Abstentions and broker non-votes will have no effect on Proposal 1.

With respect to Proposal 2 (the non-binding advisory vote to approve the compensation of our named executive officers), you may vote “FOR,” “AGAINST” or “ABSTAIN.” The vote to approve the compensation of our named executive officers is an advisory vote only and, therefore, the result of that vote will not be binding on the board of directors. The board of directors, however, values the opinions expressed by stockholders in their vote on this proposal and will consider the outcome of the vote when making future compensation decisions for our named executive officers. The non-binding advisory vote to approve the compensation of our named executive officers requires a majority of the votes cast “FOR” this proposal. Abstentions and broker non-votes will have no effect on Proposal 2.
With respect to Proposal 3 (approval, on an advisory basis, of the frequency of holding future stockholder advisory votes on the compensation of our named executive officers) you may vote “1 YEAR,” “2 YEARS,” “3 YEARS” or “ABSTAIN.” The vote to approve the frequency of holding of future stockholder advisory votes on the compensation of our named executive officers is an advisory vote only and, therefore, the result of that vote will not be binding on the board of directors. The board of directors values the opinions expressed by stockholders with respect to the vote on this proposal and will consider the outcome of the vote when making future decisions regarding the frequency of stockholder advisory votes on the compensation for our named executive officers. The frequency option that receives the highest number of votes cast is the option that will be deemed approved, on a non-binding basis, by the stockholders, on the non-binding advisory vote on the frequency of holding of future stockholder advisory votes on the compensation of our named executive officers. Abstentions and broker non-votes will have no effect on Proposal 3.
With respect to Proposal 4 (the ratification of KPMG LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2025), you may vote “FOR”, “AGAINST” or “ABSTAIN.” The ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025 requires a majority of the votes cast “FOR” this proposal. Abstentions will have no effect on the voting of Proposal 4.
Q.	What will happen if I do not vote my shares?
A.
Stockholders of Record. If you are the stockholder of record of your shares and you do not vote via live webcast at the Annual Meeting or by proxy via the Internet, by telephone or by mail, your shares will not be voted at the Annual Meeting.

Beneficial Owners. If you hold your shares in street name through a bank, broker or other nominee, the bank, broker or nominee that holds your shares may vote your shares only on those proposals on which it has discretion to vote. Under the rules of the New York Stock Exchange (the “NYSE”), your bank, broker or nominee has discretion to vote your shares on routine matters (Proposal 4), but does not have discretion to vote your shares on non-routine matters (Proposals 1, 2 and 3). Therefore, if you do not instruct your bank, broker or nominee as to how to vote your shares on Proposals 1, 2 and 3, this would be a “broker non-vote,” and your shares would not be counted as having been voted on the proposal. We therefore strongly encourage you to instruct your bank, broker or nominee on how you wish to vote your shares.
Q.	What is the effect of a broker non-vote or abstention?
A.
Under the NYSE rules, brokers or other nominees who hold shares for a beneficial owner and have transmitted proxy materials to customers have the discretion to vote on a limited number of routine proposals when they have not received voting instructions from the beneficial owner at least ten days prior to the Annual Meeting. Brokers or other nominees may not vote the shares of its customers for non-routine matters without voting instructions. When a broker’s customer does not provide the broker with voting instructions on non-routine matters, the broker cannot vote on those matters and instead reports the number of such shares as broker “non-votes.” Pursuant to Maryland law, broker non-votes and abstentions are not included in the determination of the shares of common stock voting on such matter, but are counted for the purpose of determining a quorum.

Q.	What if I return a signed proxy or voting instruction card, but do not specify how my shares are to be voted?
A.
Stockholders of Record. If you are a stockholder of record and you submit a proxy, but you do not provide voting instructions, all of your shares will be voted FOR Proposals 1, 2 and 4 and “1 YEAR” for Proposal 3.

Beneficial Owners. If you hold your shares in street name and you do not provide the bank, broker or other nominee that holds your shares with voting instructions, the broker or other nominee will determine if it has the discretionary authority to vote on the particular matter. Under NYSE rules, brokers and other nominees have the discretion to vote on Proposal 4, a routine matter, but do not have discretion to vote on Proposals 1, 2 or 3, non-routine matters. Therefore, if you do not provide voting instructions to your broker or other nominee, your broker or other nominee may only vote your shares on Proposal 4 and any other routine matters properly presented for a vote at the Annual Meeting.
Q.	What if I change my mind after I vote my shares?
A.	If you are a stockholder of record, you can revoke your proxy by:
•	Sending written notice of revocation to the Corporate Secretary, Lument Finance Trust, Inc., 230 Park Avenue, 20th Floor, New York, NY 10169;
•	Submitting a properly signed proxy with a later date;
•	Submitting a later dated proxy over the Internet or by telephone in accordance with the instructions on the proxy card; or
•	Voting your shares electronically at the Annual Meeting.
If your shares are held in street name, you should follow the instructions provided by the bank, broker or nominee that holds your shares to change your vote or revoke your proxy.
Q.	What does it mean if I receive more than one proxy card or voting instructions from more than one bank, broker or other nominee?
A.	It probably means that your shares of common stock are held in multiple accounts. Please vote all shares of common stock you hold of record or beneficially.
Q.	What is a quorum?
A.
A quorum is necessary to hold a valid meeting. The presence, via the live webcast or by proxy, of stockholders entitled to cast a majority of all the votes entitled to be cast at such meeting on any matter shall constitute a quorum for the conduct of business. If there are not sufficient shares present or represented by proxy at the Annual Meeting to constitute a quorum for approval of any matter to be voted upon, the Annual Meeting may be adjourned to permit further solicitation of proxies in order to achieve a quorum. Abstentions or withheld votes and broker non-votes are counted as shares present and entitled to vote for the purpose of determining whether a quorum is present.

Q.	How will voting on any other business be conducted?
A.
Other than the matters set forth in this Proxy Statement and matters incident to the conduct of the Annual Meeting, we do not know of any business or proposals to be considered at the Annual Meeting. If any other matters are properly proposed and presented at the Annual Meeting or any adjournment thereof, your signed proxy card gives authority to each of James P. Flynn, our Chairman of the Board and Chief Executive Officer, and James A. Briggs, our Chief Financial Officer, to vote on such matters in his discretion. In general, the affirmative vote of a majority of the votes cast by stockholders entitled to vote and represented at the Annual Meeting, assuming a quorum is present, is required for a particular matter to be deemed an act of the stockholders. For certain corporate actions, Maryland law may require a greater percentage of affirmative votes in order to be effective.

Q.	What happens if the Annual Meeting is adjourned or postponed?
A.	Your proxy will still be effective and will be voted at the rescheduled Annual Meeting. You will still be able to change or revoke your proxy until it is voted.

Q.	How can I find the results of the Annual Meeting?
A.
We will publish the voting results in a Current Report on Form 8-K, which is required to be filed with the SEC within four business days following the Annual Meeting. You can also review the results included in such Current Report on Form 8-K in the “Investor Relations” section of our website at lumentfinancetrust.com/investor-relations under the “SEC Filings” tab.

Q.	Who is making and paying for this proxy solicitation?
A.
This proxy is solicited on behalf of our board of directors. The cost of solicitation will be borne directly by the Company. Our directors, officers and employees may, without additional compensation, solicit proxies personally or by e-mail, telephone, fax or special letter. We will reimburse banks, brokers and other custodians, nominees and fiduciaries for their reasonable costs of sending the proxy materials to our beneficial owners.

Q.	Who will count the votes?
A.	A representative of Broadridge Financial Solutions, Inc. will be responsible for determining whether or not a quorum is present and will tabulate votes cast at the Annual Meeting.
Q.	What is the deadline and the procedure for proposing actions for consideration at our 2026 Annual Meeting of Stockholders?
A.
Stockholder Proposals for Inclusion in our 2026 Proxy Statement. Under the rules and regulations of the SEC, proposals of stockholders intended to be included in our proxy statement for presentation at our 2026 Annual Meeting of Stockholders must be received by us at our corporate offices no later than December 30, 2025 (120 days preceding the one-year anniversary of the mailing date of this Proxy Statement) and must satisfy the conditions established by the SEC for stockholder proposals to be included in our proxy statement and form of proxy for that meeting.

Other Stockholder Proposals. Pursuant to our bylaws, a stockholder desiring to nominate an individual for election to the board of directors or propose any matter for consideration at the 2026 Annual Meeting of Stockholders, other than through inclusion in our proxy materials, must notify the Company’s secretary of such proposal in writing at the Company’s offices not earlier than December 1, 2025 (150 days prior to the one-year anniversary of the mailing date of this Proxy Statement) and not later than 5:00 p.m., Eastern Time, on December 30, 2025 (120 days prior to the one-year anniversary of the mailing date of this Proxy Statement). The public announcement of a postponement or adjournment of an annual meeting will not commence a new time period for the giving of a stockholder’s notice as described above. A stockholder’s notice must contain the information specified in, and otherwise comply with, our bylaws.
To comply with the SEC’s new universal proxy rules, a stockholder who intends to solicit proxies in support of director nominees other than our nominees must provide notice to us that sets forth the information required by Rule 14a-19 under the Exchange Act no later than April 13, 2026 (or, if the 2026 annual meeting of stockholders is held more than 30 days before or after June 16, 2026, then no later than the later of 60 days prior to the 2026 annual meeting of stockholders or the tenth day following the day on which we first publicly announce the date of the 2026 annual meeting of stockholders).
Q.	Where are the Company’s principal executive offices located and what is the Company’s main telephone number?
A.	The Company’s principal executive offices are located at 230 Park Avenue, 20th Floor, New York, NY 10169. The Company’s main telephone number is (212) 317-5700.
Q.	What can I do if I need technical assistance during the virtual Annual Meeting?
A.	If you encounter any difficulties accessing the virtual Annual Meeting webcast, please call the technical support number that will be posted on the Annual Meeting Website.
Q.	Whom should I call with other questions?
A.	If you have additional questions about this Proxy Statement or the Annual Meeting, please contact our Corporate Secretary at the address and/or telephone number set forth above.

ANNUAL REPORT
Our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 (which is not a part of our proxy soliciting materials), excluding exhibits, is available at www.proxyvote.com or, alternatively, in the “Investor Relations” section of the Company’s website at lumentfinancetrust.com/investor-relations under the “SEC Filings” tab. Information on our website does not constitute part of this Proxy Statement.
If you want to receive a paper or e-mail copy of these documents, you must request one. There is no charge for requesting a copy. Please follow the instructions on your Notice of Internet Availability.

PROPOSAL ONE – ELECTION OF DIRECTORS
Vote Required to Elect Nominees
In accordance with our bylaws, the board of directors has determined that our board will consist of six members. Accordingly, a board of six directors is to be elected at the Annual Meeting. Our bylaws provide that at all meetings of stockholders for the election of directors, the directors shall be elected by a plurality of the votes cast at a meeting of stockholders duly called and at which a quorum is present. You may vote the number of shares of common stock you own for up to six persons. Unless you otherwise instruct by marking your proxy card, the proxy holders will vote the proxies received by them “FOR” the election of each of the six nominees named below. If any of the nominees is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee designated by our present board of directors to fill the vacancy. We have no reason to believe that any of the nominees will be unable or unwilling to serve if elected.
Our charter provides that the term of office of each person elected as a director will continue until the next succeeding annual meeting of stockholders or until his or her successor has been elected and qualified.
Information About Director Nominees
The following table sets forth the nominees, their ages, their principal positions and the year in which each became a director. Each of the nominees was recommended for selection by the nominating and corporate governance committee. All of the nominees are currently serving on our board of directors. The biographical information concerning such individuals has been furnished by them to the Company. Age and other information are as of June 12, 2025, which is the date of the Annual Meeting. There are no familial relationships among any director, executive officer and/or director nominee.

Name	Age	Position Held with Us	Director Share
James P. Flynn(1)	48	Chairman of the Board and Chief Executive Officer	2019
Neil A. Cummins(2)	71	Independent Director	2013
James C. Hunt(3)	55	Independent Director	2018
William A. Houlihan(4)	69	Independent Director	2013
Walter C. Keenan(2)	57	Independent Director	2015
Marie D. Reynolds(1)	58	Director	2022

(1)
Mr. Flynn and Ms. Reynolds have been designated as nominees by Lument Investment Holdings, LLC (“Lument IH”) pursuant to a director designation agreement that we entered into with Lument IH on April 26, 2022. See “Transactions with Related Persons” for more information regarding the director designation agreement with Lument IH.

(2)
Currently a member of the audit committee, compensation committee and nominating and corporate governance committee. Mr. Keenan is the chair of our compensation committee. Mr. Cummins is chair of our nominating and corporate governance committee.

(3)	Currently a member of the compensation committee.
(4)
Currently a member of the audit committee and nominating and corporate governance committee. Mr. Houlihan is the chair of our audit committee and an audit committee financial expert. Mr. Houlihan is also the lead independent director.

Biographical Information for Nominees
James P. Flynn. Mr. Flynn has been our Chief Executive Officer since January 2018, a director since March 2019, and the Chairman of our Board since March 2020. Mr. Flynn has been designated as a nominee by Lument IH pursuant to a director designation agreement that we entered into with Lument IH on April 26, 2022. See “Transactions with Related Persons” for more information regarding the director designation agreement with Lument IH. Mr. Flynn has over 20 years of experience in real estate and financial markets. He currently serves as Chief Executive Officer of Lument Real Estate Capital Holdings, LLC (“Lument”), an affiliate of the Manager. Lument is a subsidiary of ORIX Corporation USA (“ORIX USA”), a diversified financial company and a subsidiary of ORIX Corporation (“ORIX”), a publicly traded, Tokyo-based international financial services company. Lument acquired Hunt Real Estate Capital LLC in January 2020. Mr. Flynn joined Hunt Real Estate Capital (formerly Centerline Capital Group) in 2007 and was a member of its executive management team and investment and credit committees. Prior to joining Hunt Real Estate Capital, he practiced law at Gibson Dunn & Crutcher LLP in its real estate practice group, and prior to that he was an investment banker at Lehman Brothers. Mr. Flynn received a B.S. magna cum laude in Finance and Accounting from the McDonough School of

Business at Georgetown University and JD from Columbia University Law School, where he was a Harlan Fiske Stone Scholar. As a consequence of over 20 years of experience in real estate finance, Mr. Flynn is well qualified to provide valuable advice to our board of directors in many important areas.
Neil A. Cummins. Mr. Cummins has been an independent director of our board of directors since the closing of our initial public offering in March 2013. Mr. Cummins is chairman of the nominating and corporate governance committee and is a member of the audit and compensation committees. Mr. Cummins has been active in international financial markets for over 40 years. Mr. Cummins is a member of the board of directors of North Square Investments, LLC, a private SEC-registered investment management firm. Mr. Cummins was Chairman of Oak Ridge Investments, LLC, a privately-owned investment manager, from 2013 to 2018. Mr. Cummins held global management roles with Barclays Capital, from 1997 to 2012, including founding Management Committee member, Global Head of Distribution and Research, Global Head of Strategic Relationship Management and voting member of the Barclays Bank Group Credit Committee. Mr. Cummins also served on the board of directors of iBoxx Limited and the International Index Company from 2003 to 2006. From 1985 to 1997, Mr. Cummins was a Managing Director of Morgan Stanley, and served on the board of directors of Morgan Stanley Bank Luxembourg SA and the Supervisory Board of Morgan Stanley Bank AG, Frankfurt. Prior to 1985, Mr. Cummins worked in the international financial markets, principally with Mellon Bank N.A. Mr. Cummins graduated with a B.A. in Economics from Indiana University. As a consequence of over 40 years of experience in international financial markets, Mr. Cummins is well qualified to provide valuable advice to our board of directors in many important areas.
William A. Houlihan. Mr. Houlihan has been an independent director of our board of directors since the listing of our common stock on the NYSE in March 2013. Mr. Houlihan is the lead independent director and chairman of the audit committee and is a member of the nominating and corporate governance committee. Mr. Houlihan has more than 40 years of diversified financial sector and business experience. Since April 2025, Mr. Houlihan has served as a director, the audit committee chairman, and member of each of the compensation committee and the nominating and governance committee of Webull Corporation (NASDAQ: BULL), an international brokerage firm. Mr. Houlihan served as a member of the board of directors of Angel Pond Holdings Corporation (NYSE: POND) from May 2021 to December 2022. Mr. Houlihan served from June 2018 to July 2019 as the Chief Financial Officer of Thunder Bridge Acquisition Ltd. and served from August 2019 to June 2021 as the Chief Financial Officer of Thunder Bridge Acquisition II, Ltd. Mr. Houlihan served from February 2021 to December 2023 as Chief Financial Officer of Thunder Bridge Capital Partners III Inc. and served from July 2021 to December 2024 as Chief Financial Officer of Thunder Bridge Capital Partners IV Inc. He served from November 2012 to June 2023 as a director and audit committee chairman for MAXEX, LLC, a privately-owned residential mortgage loan trading business. He has served since 2009 as a director and financial expert on the audit committee of Avem Health Partners, previously known as First Physicians Capital Group (“FPCG”), a healthcare investment company, which was publicly traded prior to completion of a going-private transaction in January 2015, from April 2013 to September 2014 as Non-Executive Chairman of its board of directors and since May 2013 as the chairman of its audit committee. Mr. Houlihan served from July 2013 to June 2015 as lead independent director and chairman of the audit committee of Tiptree, Inc., or Tiptree (NASDAQ: TIPT), a publicly-traded financial services holding company; and from August 2010 to July 2013 as lead independent director and chairman of the audit committee for Care Investment Trust, a publicly-traded healthcare REIT, which merged with Tiptree in July 2013. From 2003 to 2010, he was a director of SNL Financial, a privately-owned financial information company, and in addition, from 1998 to 2012 he was a director and shareholder of a family-owned commercial real estate investment partnership. Mr. Houlihan graduated with an M.B.A. in Finance from New York University Graduate School of Business and a B.S. in Accounting from Manhattan College. In addition, he was licensed as a Certified Public Accountant, but his license is currently inactive. From January 2017 to December 2021, he served as an adjunct professor at the Feliciano School of Business at Montclair State University. As a consequence of Mr. Houlihan’s over 40 years of pertinent experience, qualifications and skills, including significant financial expertise and literacy, he is well qualified to provide significant and relevant expertise and advice to our board of directors in relation to many areas, including accounting and financial matters.
James C. (“Chris”) Hunt. Mr. Hunt joined our board of directors in January 2018. Mr. Hunt is a member of the compensation committee. Mr. Hunt previously served as our Chairman from January 2019 until January 2020. Mr. Hunt has over 30 years of experience in real estate, real estate finance and corporate governance and management. He currently serves as the Chief Executive Officer and President of Hunt Companies, Inc.

(“Hunt”) and has been a member of the Hunt board of directors since 2001. In addition, he serves as Chief Executive Officer and is on the board of directors of various Hunt subsidiaries and affiliates. Mr. Hunt also oversees Hunt’s private market real estate development and acquisition activities, which includes market rate residential properties and mixed-use retail developments. Mr. Hunt is responsible for establishing relationships with development and financial partners. Mr. Hunt began his career at Hunt in 1993 as Project Developer for Hunt’s construction division, was later appointed Vice President, Executive Vice President and subsequently President. Mr. Hunt received a B.A. in Economics and an MBA from the University of Texas, Austin. As a consequence of over 30 years of experience in real estate, real estate finance and corporate governance and management, Mr. Hunt is well qualified to provide valuable advice to our board of directors in many important areas.
Walter C. Keenan. Mr. Keenan has been an independent director of our board of directors since 2015. Mr. Keenan is chairman of the compensation committee and is a member of the audit and nominating and corporate governance committees. Mr. Keenan has over 35 years of experience in the financial services industry as an advisor, investor and executive manager. Mr. Keenan has been a private investor since March 2022. From July 2013 to March 2022, he served as Chief Executive Officer of Advantage Insurance Inc. (“Advantage Insurance”), a specialty insurance group serving the insurance needs of high net worth individuals and business owners worldwide. Earlier in his career, Mr. Keenan served as an independent director and audit committee chair of Republic Companies, Inc., a regional property and casualty insurance company. He also served as Chairman of Medicus Insurance Holdings, Inc., a provider of professional liability insurance to physicians, from July 2006 until its sale to NORCAL Mutual Insurance Company in October 2011. Before becoming an insurance industry executive, Mr. Keenan worked in private equity as President of JMP Capital, the principal investments group of JMP Group LLC from 2007 to 2011 and as a Principal of The Cypress Group from 2005 to 2007. Mr. Keenan began his career at Morgan Stanley, where he worked in investment banking from 1989 to 2003. Mr. Keenan received a Bachelor of Arts degree with Honors from Southern Methodist University. As a consequence of over 35 years of experience in financial services, Mr. Keenan is well qualified to provide valuable advice to our board of directors in many important areas.
Marie D. Reynolds. Ms. Reynolds has been a director for our board of directors since June 15, 2022. Ms. Reynolds has been designated as a nominee by Lument IH pursuant to a director designation agreement that we entered into with Lument IH on April 26, 2022. See “Transactions with Related Persons” for more information regarding the director designation agreement with Lument IH. Ms. Reynolds is currently Chief Financial Officer and Chief Operating Officer of Boston Financial Investment Management, LP (“Boston Financial”), a leader in the affordable housing industry. Ms. Reynolds joined Boston Financial in 1995 and has over 29 years of progressive experience in financial analysis and reporting within the affordable housing and Low-Income Housing Tax Credit (LIHTC) industry. In her role as CFO and COO, Ms. Reynolds sets financial and organizational policies for Boston Financial and works with senior executives to set strategic direction and develop policies that have organization-wide impact. Ms. Reynolds is a member of Boston Financial’s Executive Committee and Investment Committee and is an active participant in several initiatives sponsored by Boston Financial’s parent company, ORIX USA, which acquired Boston Financial in July 2016. Ms. Reynolds began her career at Boston Financial, first as an Assistant Controller of the Tax Credit Funds, then as a Senior Financial Analyst in the corporate reporting group. From 1999-2009, she served as the Business Unit Controller under the Lend Lease and MuniMae ownerships. She was promoted to Executive Vice President and Director of Finance, Reporting and Treasury in 2009 and subsequently named Chief Financial Officer in 2014 and Chief Operating Officer in 2020 in conjunction with the acquisition of a significant affordable housing portfolio. Prior to joining Boston Financial, Ms. Reynolds worked in the financial reporting functions at Liberty Real Estate Group and Lehman Brothers from 1989-2005. Ms. Reynolds holds an MBA from Suffolk University and a B.B.A. from Siena College. As a consequence of over 35 years of experience in financial services, Ms. Reynolds is well qualified to provide valuable advice to our board of directors in many important areas.
Nominee Recommendations
All director nominees were approved by the nominating and corporate governance committee for inclusion in our proxy card for the Annual Meeting.
Recommendation of our Board of Directors
Our board of directors recommends that the stockholders vote “FOR” the election of each of the nominees named above.

CORPORATE GOVERNANCE
Our Board of Directors
Our business is managed by the Manager, subject to the supervision and oversight of our board of directors, which has established investment guidelines for the Manager to follow in its day-to-day management of our business. Our directors keep informed about our business by attending meetings of our board of directors and its committees and through supplemental reports and communications.
The NYSE requires that a majority of our board of directors must be composed of “independent directors,” which is defined generally as a person other than an officer or employee of the Company or its subsidiaries or any other individual having a relationship which, in the opinion of our board of directors, would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director.
Our board of directors undertakes periodic reviews of director independence. In such reviews, the board of directors considers transactions and relationships between (1) each director, entities with which such person is affiliated and/or any member of such person’s immediate family, and (2) the Company and its subsidiaries and affiliates, in order to ascertain whether any such relationships or transactions are inconsistent with a determination that such person is “independent” in accordance with applicable rules and regulations of the NYSE, applicable law, and the rules and regulations of the SEC. The board of directors bases its determinations primarily on a review of the responses of such persons to questions regarding employment and compensation history, affiliations and family and other relationships between the Company, the directors, and entities with which such persons are affiliated, discussions and analyses with respect to the foregoing, and the recommendations of the nominating and corporate governance committee.
Our board of directors has affirmatively determined that all persons who served as directors of the Company during any part of the 2024 calendar year, and all current directors, were and are “independent” for purposes of Section 303A of the Listed Company Manual of the NYSE, with the exceptions of Mr. Flynn, who is the Company’s Chairman of the Board and Chief Executive Officer, and Ms. Reynolds, who is employed by Boston Financial, an affiliate of the Manager. Each individual who was a member of the Company’s audit committee, compensation committee, and nominating and corporate governance committee during any part of the 2024 calendar year has been determined by our board of directors to be independent in accordance with such standards as well. In determining the independence of directors, in addition to confirming that none of the automatic disqualifications prescribed by the NYSE are applicable to such persons, the board of directors also affirmatively determined that each person found to be independent has no direct or indirect material relationship with the Company or its subsidiaries. As none of Messrs. Cummins, Houlihan, Keenan or Hunt had or has any direct or indirect relationship with the Company or its subsidiaries, our board of directors affirmatively determined each of them to be independent.
Board refreshment over time is critical to ensuring that the board of directors maintains an appropriate balance of tenure and diversity of skills and experience. Our board of directors believes that it is desirable to maintain a mix of longer-tenured, experienced directors, who have developed increased knowledge and insight into our business, and newer directors with fresh perspectives and new ideas. However, our board of directors does not believe that age and term limits on directors’ service are appropriate and does not currently maintain any such standards. In considering whether to nominate an incumbent director for re-election to our board of directors, the nominating and corporate governance committee will consider, among other things, the expertise, experience, background and perspectives of the director and their ongoing contributions to the Board and its committees. Each director’s continued tenure will be considered annually as part of the board’s annual self-evaluation and nomination process.
Meetings of Our Board of Directors
During our fiscal year ended December 31, 2024, our board of directors held four (4) meetings. During that period, no director attended fewer than 75% of the aggregate of (i) the total number of meetings of our board of directors held during the period for which he or she was a director, and (ii) the total number of meetings held by all committees of our board of directors during the period that he or she served on such committees.

Executive Sessions of Independent Directors
Our independent directors may meet in executive session at the end of directors’ meetings to consider such matters as they deem appropriate without the Company’s Chief Executive Officer or other management present. Mr. Houlihan, our lead independent director, acts as the chair of the executive sessions of the independent directors.
Committees of Our Board of Directors
Our board of directors has three standing committees: the audit committee (established in accordance with Section 3(a)(58)(A) of the Exchange Act); the compensation committee; and the nominating and corporate governance committee. Each of these committees has three directors and is composed exclusively of independent directors, as defined by the listing standards of the NYSE. Moreover, the compensation committee is composed exclusively of individuals intended to be, to the extent provided by Rule 16b-3 of the Exchange Act, non-employee directors and will, at such times as we are subject to Section 162(m) of the Internal Revenue Code of 1986, as amended, or the Internal Revenue Code, qualify as outside directors for purposes of Section 162(m) of the Internal Revenue Code.
Audit Committee
The audit committee is comprised of Messrs. Cummins, Houlihan and Keenan, each of whom are “financially literate” under the rules of the NYSE. Each of Messrs. Cummins, Houlihan and Keenan is an independent director. Mr. Houlihan is the chair of our audit committee, and our board of directors has determined that Mr. Houlihan qualifies as an “audit committee financial expert” as such term is defined in Item 407(d)(5)(ii) of Regulation S-K based on his education and experience in his field. The board of directors has further determined that Mr. Houlihan's service on and as the chairman of two additional audit committees, as described above, consisting of service as the audit committee chairman of one additional public company and one private company, will not impair his ability to effectively serve on our audit committee, including as the committee's chair and audit committee financial expert. See “Biographical Information for Nominees” in this Proxy Statement for additional information on Mr. Houlihan's service on, and as the chairman of, certain other audit committees.
The audit committee operates under a written charter adopted by our board of directors, a current copy of which is available in the “Investor Relations” section of our website at lumentfinancetrust.com under the “Corporate Governance” tab. As set forth in the audit committee charter, the audit committee assists our board of directors in overseeing, among other things:
•	our financial reporting, auditing and internal control activities, including the integrity of our financial statements;
•	our compliance with legal and regulatory requirements;
•	the independent auditor’s qualifications and independence;
•	the performance of our internal audit function and independent auditor; and
•	risk management, including cybersecurity threats.
The audit committee is also responsible for engaging our independent registered public accounting firm, reviewing with the independent registered public accounting firm the plans and results of the audit engagement, approving professional services provided by the independent registered public accounting firm, reviewing the independence of the independent registered public accounting firm, considering the range of audit and non-audit fees and reviewing the adequacy of our internal accounting controls.
The audit committee, consistent with the Sarbanes-Oxley Act of 2002 and the rules adopted thereunder, meets with management and the auditors prior to the filing of all periodic reports under the Exchange Act, and prior to the filing of officers’ certifications with the SEC to receive information concerning, among other things, significant deficiencies, if any, in the design or operation of our internal controls.
The audit committee met five (5) times during the year ended December 31, 2024.

Compensation Committee
The compensation committee is comprised of Messrs. Cummins, Hunt and Keenan, each of whom is an independent director. Mr. Keenan is the chair of our compensation committee.
The compensation committee operates under a written charter adopted by our board of directors, a current copy of which is available in the “Investor Relations” section of our website at lumentfinancetrust.com under the “Corporate Governance” tab.
In general, the compensation committee has authority and responsibility for the review, evaluation and approval of the compensation structure and levels for all of our executive officers, if applicable. The compensation committee’s responsibilities include, among other things:
•
The sole authority to determine the Chief Executive Officer’s compensation, if any (to the extent that the terms of the agreement with the Manager change and we become responsible for paying the compensation or any other employee benefits of our Chief Executive Officer);

•
reviewing and approving all compensation, if any, for all other executive officers (to the extent that the terms of the agreement with the Manager change and we become responsible for paying the compensation or any other employee benefits of our other executive officers);

•	reviewing and making recommendations regarding all employment, severance or change-in-control agreements, and special or supplemental benefits or provisions applicable to executive officers, if any;
•	overseeing any equity incentive plans we have adopted and our stockholders have approved; and
•
preparing and approving (or causing to be prepared and approved), reviewing and discussing the executive compensation and director compensation disclosures for our annual proxy statement filed with the SEC.

In fulfilling its responsibilities, the compensation committee is entitled to delegate certain of its responsibilities to a subcommittee. The compensation committee, however, may not delegate its duties relating to the determination of our Chief Executive Officer’s compensation, if applicable, its duty to review and approve compensation for all other officers from time to time, if applicable, or its duty to manage and periodically review any equity incentive plans adopted in the future.
The compensation committee met two (2) times during the year ended December 31, 2024. The compensation committee did not engage a compensation consultant for the year ended December 31, 2024 because the Manager compensates all of our officers and the other personnel who provide services, all of whom are employed by the Manager or its affiliates.
Nominating and Corporate Governance Committee
The nominating and corporate governance committee is comprised of Messrs. Cummins, Houlihan and Keenan, each of whom is an independent director. Mr. Cummins is the chair of our nominating and corporate governance committee.
The nominating and corporate governance committee operates under a written charter adopted by our board of directors, a current copy of which is available in the “Investor Relations” section of our website at lumentfinancetrust.com under the “Corporate Governance” tab.
The nominating and corporate governance committee’s responsibilities include, among other things:
•	Identifying qualified individuals who are willing and able to serve to become members of the board of directors
•	providing counsel to our board of directors with respect to the organization, function and composition of our board of directors and its committees;
•
reviewing and evaluating, at least annually, the performance of each current director and considering the results of such evaluation in determining whether or not to recommend the nomination of such director for an additional term;

•	overseeing the self-evaluation of our board of directors and our board of director’s evaluation of management;

•	periodically reviewing and, if appropriate, recommending to our board of directors changes to our corporate governance policies;
•	oversight of our reporting and disclosures regarding sustainability matters; and
•	identifying and recommending to our board of directors potential director candidates for nomination.
The nominating and corporate governance committee met two (2) times during the year ended December 31, 2024.
Director Nominations and Qualification Standards
The nominating and corporate governance committee is responsible for reviewing with our board of directors, on an annual basis, the appropriate characteristics, skills and experience required for our board of directors as a whole and its individual members. While the nominating and corporate governance committee has established no minimum eligibility requirements for candidates to serve on our board of directors, in performing its duties, the nominating and corporate governance committee considers any criteria it deems appropriate, including but not limited to the following criteria:
•	Personal and professional integrity, ethics and values;
•
experience in corporate management, such as serving as an officer or former officer of a publicly held company, and a general understanding of marketing, finance and other elements relevant to the success of a publicly-traded company in today’s business environment;

•	experience in our industry and with relevant social policy concerns;
•	experience as a board member of another publicly held company;
•	academic expertise in an area of our operations;
•	the potential for inherent conflicts of interest from the other business activities or relationships of potential candidates; and
•	practical and mature business judgment, including ability to make independent analytical inquiries.
Each director nominee must also possess fundamental qualities of intelligence, honesty, good judgment, high ethics and standards of integrity, fairness and responsibility. The nominating and corporate governance committee may, in its discretion, consider diversity in identifying nominees for directors. Our board of directors evaluates each individual in the context of the board of directors as a whole, with the objective of assembling a group that can best represent stockholder interests through the exercise of sound judgment using its diversity of experience in these various areas. In determining whether to recommend a director for re-election, the nominating and corporate governance committee also considers the director’s past attendance at meetings and participation in and contributions to the activities of our board of directors. Directors must be willing to devote sufficient time to carrying out their duties and responsibilities effectively, and should be committed to serve on our board of directors for an extended period of time.
In accordance with its charter, the nominating and corporate governance committee identifies individuals that are qualified, consistent with the criteria it deems appropriate, including but not limited to the criteria listed above, to become or continue serving as our directors and that are willing and available to serve. At an appropriate time prior to each annual meeting of stockholders at which directors are to be elected or reelected, the nominating and corporate governance committee recommends such individuals to our board of directors to be nominated by our board of directors and submitted to the stockholders for election at the annual meeting.
We believe that the members of our board of directors represent a desirable combination of backgrounds, skills and experiences, and they all share the personal attributes of effective directors described above. Included in the biographical information set forth above are some of the specific experiences and skills of our directors that led the board to conclude that, in light of our business and structure, such individuals should serve as members of the board of directors.
Pursuant to its charter, the nominating and governance committee will review and consider any nominations of director candidates validly made by stockholders in accordance with applicable laws, rules and regulations, and our charter and bylaws on the same basis that it considers all other candidates recommended to it. In accordance with our bylaws, to recommend a director candidate to the nominating and governance committee, a stockholder must provide us with a written notice that contains all information relating to such person that is required to be disclosed in connection with solicitations of proxies for election of directors in an election contest (even if an election contest is not involved), or would otherwise be required in connection with such solicitation, in each case pursuant to Regulation 14A (or any successor provision) under the Exchange Act and the rules thereunder. In addition, the notice must be accompanied by a certificate executed by such person (i) certifying that such person (a) is not, and will not become a party to, any agreement, arrangement or understanding with any person or entity other than us in connection with service or action as a director that has not been disclosed to us and (b) will serve as our director if elected; and (ii) attaching a completed director questionnaire (which questionnaire shall be provided by the Company, upon request, to the stockholder providing the notice and shall include all information relating to such person that would be required to be disclosed in connection with the solicitation of proxies for the election of such person as a director in an election contest (even if an election contest is not involved), or would otherwise be required in connection with such solicitation, in each case pursuant to Regulation 14A (or any successor provision) under the Exchange Act and the rules thereunder, or would be required pursuant to the rules of any national securities exchange or over-the-counter market).
If a stockholder wishes to formally nominate a candidate, he or she must follow the procedures described in our bylaws. All director candidate recommendations and formal nominations for membership to our board of directors for the Annual Meeting must be sent to our principal executive offices and received by the date specified for stockholder proposals. See “Q. What are the deadline and the procedure for proposing actions for consideration at our 2026 Annual Meeting of Stockholders?” above. The presiding officer at the Annual Meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedures.
Director Attendance at Annual Meetings
We believe that directors’ attendance at annual meetings can provide investors with an opportunity to communicate with directors about issues affecting the Company. In furtherance of our objective to provide investors with open lines of communication to the directors, we have adopted a policy that our directors will make reasonable efforts to attend annual meetings of stockholders. The Company held its 2024 Annual Meeting of Stockholders on June 13, 2024. The annual meeting was attended by all the members of our board of directors.
Communications with Our Board of Directors
To send communications to our board of directors, the independent directors as a group, or any of the directors individually, interested parties (including, but not limited to, stockholders) may contact them in writing at Lument Finance Trust, Inc., 230 Park Avenue, 20th Floor, New York, NY 10169 or by telephone at (212) 317-5700. All communications will be compiled and submitted to our board of directors or the individual directors on a periodic basis, unless there are safety or security concerns that mitigate against further transmission of the communications, as determined by the Corporate Secretary in consultation with the Company’s legal counsel. Our board of directors or individual director so addressed shall be advised of a communication withheld for safety or security reasons as soon as practicable.
Interested parties (including, but not limited to, stockholders) that wish to make concerns known to our independent directors may also do so by calling the Whistleblower Anonymous Hotline number listed on the “Contact Us” section of our website at lumentfinancetrust.com and indicating they would like the matter referred to such directors.
Code of Business Conduct and Policy Against Insider Trading
Our board of directors has adopted both a Code of Business Conduct and a Policy Against Insider Trading that are applicable to all of our executive officers and other personnel, including our chief executive officer, our chief financial officer, our chief accounting officer, our controller, and persons performing similar functions for the Company. The Code of Business Conduct and the Policy Against Insider Trading establish policies and procedures that we believe promote adherence to, and the conduct of business according to, the highest ethical standards. Our Code of Business Conduct and our Policy Against Insider Trading are available on the “Investors Relations” section of our website at lumentfinancetrust.com under the “Corporate Governance” tab.
Corporate Governance Guidelines
Our board of directors has adopted a set of Corporate Governance Guidelines, which describe our corporate governance practices and policies and provide a framework for the governance of our board of directors. The nominating and corporate governance committee is responsible for overseeing these guidelines and reporting and making recommendations to our board of directors concerning corporate governance matters. From time to time, the nominating and corporate governance committee reviews our Corporate Governance Guidelines and, if necessary, recommends changes to the full board of directors. Our current Corporate Governance Guidelines are available in the “Investors Relations” section of our website at lumentfinancetrust.com under the “Corporate Governance” tab.
Board Leadership Structure
Our business is conducted day-to-day by our officers and the Manager, under the direction of our Chief Executive Officer and the oversight of our board of directors, to enhance our long-term value for our stockholders. Our board of directors is elected by our stockholders to oversee our officers and the Manager and to assure that the long-term interests of the stockholders are being served.
Historically, our board of directors has appointed a chairman of the board, who may or may not be our chief executive officer. If the individual appointed as chairman of the board is our chief executive officer or is not an independent director, our board of directors will also appoint a lead independent director. Our board believes that it should have the flexibility to select the chairman and its board leadership structure, from time to time, based on the criteria that it deems to be in the best interest of the Company and its stockholders.
On March 12, 2020 our board of directors appointed James P. Flynn, who at the time served as our Chief Executive Officer, as our Chairman. If re-elected, Mr. Flynn, who currently serves as our Chief Executive Officer, will continue to serve as our Chairman. William A. Houlihan is, and, if re-elected, will continue to serve as, our lead independent director. Our lead independent director chairs executive sessions of the independent directors of the board of directors and otherwise serves as a liaison between the independent directors, the full board of directors and management.
Our board of directors recognizes that one of its key responsibilities is to evaluate and determine its optimal leadership structure so as to provide independent oversight of management. Our board of directors understands that there is no single, generally accepted approach to providing board leadership and the right board leadership structure may vary as circumstances warrant. Consistent with this understanding, our independent directors consider the board’s leadership structure on an annual basis.
Role of the Board of Directors in Risk Oversight
Our board of directors is responsible for overseeing our risk management policies and practices. Our executive officers, who are responsible for our day-to-day risk management practices, regularly present to our board of directors on our overall risk profile and the processes by which such risks are mitigated. The Manager’s employees also regularly report to our board of directors on various matters related to our risk exposure. Through regular and consistent communication, the Manager provides reasonable assurances to our board of directors that all of our material operational and investment risks, including among others, liquidity risk, interest rate risk and capital market risk, are being addressed. We do not believe that our board of directors’ role in risk oversight affects its leadership structure (discussed above), however, we believe that our board of directors’ ability to discharge its risk oversight is enhanced by the service of our Chief Executive Officer as a director.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Under federal securities laws, our executive officers, directors and any persons beneficially owning more than 10% of a registered class of our equity securities are required to report their ownership and any changes in that ownership to the SEC. These persons are also required by SEC rules and regulations to furnish us with copies of these reports.
Based solely on a review of the reports furnished to the Company, or written representations from reporting persons that all reportable transactions were reported, the Company believes that during the fiscal year ended December 31, 2024 the Company’s officers, directors and greater than ten percent owners timely filed all reports they were required to file under Section 16(a).

DIRECTOR COMPENSATION
Executive Directors
A member of our board of directors who is also an employee of the Manager or any of our or its affiliates is referred to as an executive director. James P. Flynn and Marie D. Reynolds are executive directors and do not receive cash or equity compensation for serving on our board of directors.
Independent Directors
As compensation for serving on our board of directors in 2024, each independent director received an annual retainer of $100,000, paid in arrears, with an additional $10,000 annual cash retainer for the lead independent director. The independent directors have each committed to either receive part of their annual retainer in common stock of the Company under the Independent Directors Stock-for-Fees Program or to purchase common stock of the Company on the open market. We also reimbursed our independent directors for reasonable out-of-pocket expenses incurred in connection with the performance of their duties as directors, including, without limitation, travel expenses in connection with their attendance at full board of directors and committee meetings. In addition, the chair of our audit committee was paid an annual cash retainer of $15,000, and the chairs of our compensation committee and our nominating and corporate governance committee each were paid an annual cash retainer of $10,000, in each case in addition to the annual retainer of $50,000, paid in cash. Independent directors may also receive retainers or meeting fees for participation on ad hoc committees formed on an as-needed basis from time to time.
Our senior management reports once a year to the full board of directors or the compensation committee regarding the status of our independent director compensation in relation to other U.S. companies of comparable size and our competitors. Such report includes consideration of both direct and indirect forms of compensation to our independent directors and recommendations regarding any changes in independent director compensation. Director fees are the sole form of compensation that members of our audit committee receive from us.
Under the Independent Directors Stock-for-Fees Program, each of our independent directors may elect to receive all or a portion of their annual retainer and chair fees in the form of shares of our common stock in lieu of payment in cash. The election will apply to the elected amount of such fees that would otherwise be paid in cash, commencing with the fiscal quarter after the election is made. Shares will be issued on the date that cash director fees for the preceding quarter would otherwise be payable to the director. The number of shares issued will be determined by dividing the amount of the fees by the average closing price of our common stock for the ten trading days immediately preceding the relevant payment date. The following table summarizes the stock received under the Independent Directors Stock-for-Fees Program for the year ended December 31, 2024 for the independent directors who made elections to receive stock under the program:

Independent Director	Aggregate Number of Shares of Common Stock Received	Weighted Average Price per Share(1)	Dollar Amount of Foregone Earned Cash Compensation
Neil A. Cummins	18,943	$2.4386	$46,194
Walter C. Keenan	20,054	$2.4307	$48,745
James C. Hunt	21,581	$2.4326	$52,497

(1)
Represents the weighted average price for shares received in lieu of cash compensation based on the closing price of our common stock for the ten trading days immediately preceding each of the March 25, 2024, May 17, 2024, August 16, 2024, and November 18, 2024 payment dates. Each independent director named above received a portion of the aggregate shares listed in the table on each such payment date.

For cumulative common stock ownership by directors, see the Beneficial Ownership Table in the Ownership of Securities section of this Proxy Statement.

Director Compensation for 2024
Mr. Flynn and Ms. Reynolds are considered executive directors and receive no cash or equity compensation from us for serving on our board of directors. The table below sets forth the compensation paid to each independent director for 2024.

Name	Fees Earned or Paid in Cash(1)	Stock Awards	Total
Neil A. Cummins	$110,000	$—	$110,000
William A. Houlihan	$125,000	$—	$125,000
Walter C. Keenan	$110,000	$—	$110,000
James C. Hunt	$100,000	$—	$100,000

(1)
Pursuant to the Independent Directors Stock-for-Fees Program, each of our independent directors may elect to receive all or a portion of their annual retainer and chair fees in the form of shares of our common stock in lieu of payment in cash. As of December 31, 2024, Mr. Cummins elected to receive 18,943 shares of common stock at a weighted average price of $2.4386 in lieu of cash compensation of $46,194.40, Mr. Keenan elected to receive 20,054 shares of common stock at a weighted average price of $2.4307 in lieu of cash compensation of $48,745.23 and Mr. Hunt elected to receive 21,581 shares of common stock at weighted average price of $2.4326 in lieu of cash compensation of $52,497.94.

EXECUTIVE OFFICERS
Set forth below is information regarding our executive officers and persons chosen to become executive officers as of the Record Date. Each officer holds office at the pleasure of the board of directors and until their successors shall have been duly elected and qualified.

Name	Age	Position Held With Us
James P. Flynn	48	Chief Executive Officer and Chairman of the Board
James J. Henson	72	President (until May 1, 2025)
Greg D. Calvert	59	President (beginning May 1, 2025)
James A. Briggs	58	Chief Financial Officer

As previously disclosed, on March 18, 2025, James J. Henson informed the Company of his decision to resign as President of the Company, effective May 1, 2025. The board of directors appointed Greg D. Calvert as the Company’s President, effective May 1, 2025. For more information about each of Mr. Henson’s and Mr. Calvert’s compensation, see “Executive Compensation,” below.
Biographical Information for Executive Officers
James P. Flynn. See “Proposal One - Election of Directors” above.
James J. Henson. Mr. Henson has been our President since May 2023, and will continue to hold such office until May 1, 2025. He served as our Corporate Secretary from March 2019 until May 2023. Since November 2015, Mr. Henson has served as Senior Managing Director and General Counsel of Lument, an affiliate of the Manager. Lument is a subsidiary of ORIX USA, a diversified financial company and a subsidiary of ORIX, a publicly traded, Tokyo-based international financial services company. Mr. Henson held the same positions at Lument from May 2010 through May 2013 and was a member of the Board of Managers of Lument from May 2010 through November 2015. Prior to joining Lument, Mr. Henson co-founded Stonehenge Financial Holdings, Inc. (“Stonehenge Financial”), a private equity fund manager. Mr. Henson was a principal of Stonehenge Financial and served as its General Counsel from 1999 through 2010. Prior to his tenure at Stonehenge Financial, Mr. Henson was Vice Chairman and General Counsel of Banc One Capital Holdings Corporation from 1989 through 1999. Through its subsidiaries, Banc One Capital Holdings Corporation engaged in investment and merchant banking, securities and insurance brokerage, investment management and trust services, and commercial mortgage lending and servicing. From 1983 through 1989, Mr. Henson was a partner in Meuse, Rinker, Chapman, Endres & Brooks, a regional investment banking firm that was acquired by Banc One Corporation. Mr. Henson worked as an investment banker, with an emphasis on mortgage-backed financings and bond refundings. Mr. Henson is licensed to practice law in the State of Ohio and is a Registered Securities Principal holding Series 24, Series 7 and Series 53 licenses. Mr. Henson is a graduate of the University of Dayton School of Law (Juris Doctor) and Wittenberg University (B.A.).
Greg D. Calvert. Mr. Calvert will become our President on May 1, 2025, prior to the 2025 Annual Meeting date. Mr. Calvert is a member co-chair of the Investment Committee of our Manager and has more than 35 years commercial real estate finance experience. He is currently Senior Managing Director and Chief Credit Officer (“CCO”) for Lument Real Estate Capital Holdings, LLC (“Lument”), the parent company of our Manager, where he is directly responsible for the credit functions, including credit review, approvals, and credit policy and is a member of the investment committee of Lument. Lument is a subsidiary of ORIX Corporation USA, a diversified financial company, and a subsidiary of ORIX Corporation, a publicly traded, Tokyo-based international financial services company. Mr. Calvert previously served as Chief Credit Officer, Agency Lending at Lument, following Lument’s acquisition of Hunt Real Estate Capital, LLC (“Hunt Real Estate Capital”) in January of 2020. Mr. Calvert joined Hunt Real Estate Capital (formerly Centerline Capital Group) in 1995. He served as the chief underwriter for the Fannie Mae Multifamily Affordable Housing and Freddie Mac Targeted Affordable Housing programs, as well as head of Hunt Real Estate Capital’s affordable multifamily housing and credit department. Before that, he oversaw Hunt Real Estate Capital’ s underwriting platform for all debt and equity investments and was responsible for building out the firm’s FHA Federal Housing Authority lending and credit platforms. Prior to joining Hunt Real Estate Capital, Mr. Calvert was vice president of property management for the Kamson Corporation. Mr. Calvert earned his master’s degree in real estate investment from New York University and a bachelor’s degree in economics from Cornell University. He is a Certified Property Manager (CPM) and is a member of the Institute of Real Estate Management and the National Association of Realtors.
James A. Briggs. Mr. Briggs has been our Chief Financial Officer since January 2020. He served as our Interim Chief Financial Officer from September 2018 until January 2020 and has more than 33 years of accounting and finance experience in the financial services and real estate industries. Mr. Briggs currently also serves as Chief Accounting Officer of Lument, an affiliate of the Manager. Lument is a subsidiary of ORIX USA, a diversified financial company and a subsidiary of ORIX, a publicly traded, Tokyo-based international financial services company. Prior to his current position, Mr. Briggs served in the same capacity for Hunt Real Estate Capital, which was acquired by Lument in January 2020. Mr. Briggs joined Hunt Real Estate Capital (formerly Centerline Capital Group) in 2009. Prior to joining Hunt Real Estate Capital, he was the Director of Finance for MRU Holdings, Inc., a specialty finance company. Prior to joining MRU Holdings, Inc., Mr. Briggs spent fifteen years at JPMorgan Chase & Co. and its predecessor companies in a variety of accounting and finance roles, including as Head of Valuation Control and CFO for Emerging Markets. Prior to joining JPMorgan Chase & Co., he was a senior auditor at Ernst and Young, LLP. Mr. Briggs earned his B.B.A in Accounting from Iona College and is an inactive Certified Public Accountant.

EXECUTIVE COMPENSATION
We have no employees. We are externally managed by Lument Investment Management, LLC pursuant to a management agreement entered into on January 3, 2020 (the “Management Agreement”). The Manager is part of the finance and investment management platform of Lument which was created through the combination of RED Capital Group, Lancaster Pollard and Hunt Real Estate Capital. Because the Management Agreement provides the Manager is responsible for managing our affairs, the Manager provides us with all of the personnel required to manage our operations. Our executive officers, who are employees of Lument, do not receive cash compensation from the Company for serving as executive officers. Rather, we pay the Manager a base management fee and the Manager uses the proceeds from the base management fee, in part, to pay compensation to its officers and personnel, including our executive officers. We do not reimburse the Manager or its affiliates for the salaries and other compensation that is paid by the Manager and its affiliates to our Chief Executive Officer, President or certain of their other personnel. However, under the terms of the Management Agreement, we do reimburse the Manager or its affiliates for our allocable share of the salaries and other compensation paid to our Chief Financial Officer and other corporate finance, tax, accounting, internal audit, legal, risk management, operations, compliance and other non-investment personnel who spend all or a portion of their time managing our affairs. The Manager makes all decisions relating to the compensation of our executive officers based on such factors as the Manager may determine are appropriate.
The Manager and its affiliates compensate their employees, including our named executive officers, in accordance with their respective compensation programs and philosophies. The compensation of senior employees at the Manager and its affiliates, including our named executive officers, may include (i) base salary, (ii) variable bonus compensation, (iii) long-term incentive plan awards and (iv) fringe benefits and perquisites, including availability of health insurance and 401(k) match.
We did not pay any cash compensation to any of our executive officers, nor did we make any grants of plan-based awards, stock options or stock grants of any kind to them for the year ended December 31, 2024. We do not provide our executive officers with pension benefits, perquisites or other personal benefits. We do not have any employment agreements with any person and have no arrangements to make cash payments to our executive officers upon their termination from service as our officers or a change in control of the Company.
Certain Risks Related to Compensation
As noted above, we are externally managed by the Manager pursuant to the terms of the Management Agreement and we do not pay our executive officers any compensation. The base management fee payable under the Management Agreement is calculated based on a percentage of stockholders’ equity and is payable quarterly in arrears. Calculation of the base management fee is not primarily dependent upon our financial performance or the performance of the Manager, and thus the base management fee does not create an incentive for the Manager to take excessive or unnecessary risks. The Manager is entitled to receive incentive compensation pursuant to the Management Agreement based upon our achievement of targeted levels of core earnings (as defined in the Management Agreement). In evaluating investments and other management strategies, the opportunity to earn incentive compensation based on core earnings may lead the Manager to place undue emphasis on the maximization of core earnings at the expense of other criteria, such as preservation of capital, so that the Manager may earn more incentive compensation. In general, investments with higher yield have more risk and may be more speculative. This could result in increased risk to the value of our investment portfolio.
The initial term of the Management Agreement ended on January 3, 2023. The Management Agreement automatically renewed for successive one-year terms beginning January 3, 2023, January 3, 2024 and January 3, 2025 and will continue renewing each January 3 thereafter, unless it is sooner terminated upon written notice delivered no later than 180 days prior to a renewal date by the affirmative vote of at least two-thirds of the independent directors of the board of directors or by a vote of at least two-thirds of our outstanding shares of common stock (other than shares held by the Manager or any of its affiliates), based upon a determination that (a) the Manager’s performance is unsatisfactory and materially detrimental to us or (b) the compensation payable to the Manager under the Management Agreement is not fair to us (provided that in the instance of (b), we will not have the right to terminate the Management Agreement if the Manager agrees to continue to provide services under the Management Agreement at fees that at least two-thirds of the independent directors of the board of directors determine to be fair, provided further that in the instance of (b), the Manager will be afforded the opportunity to renegotiate its compensation prior to termination). We may also terminate the Management Agreement at any time without the payment of any termination fee, with at least 30 days’ prior written notice from us “for cause” as described in the Management Agreement. In the event of a termination of the Manager other than a termination for cause, we are required to pay a termination fee to the Manager. The termination fee is equal to three times the sum of (a) the average annual base management fee and (b) the average annual incentive compensation, in each case, earned by the Manager during the 24-month period immediately preceding the effective date of termination, calculated as of the end of the most recently completed fiscal quarter before the effective date of termination. The Manager may terminate the Management Agreement upon written notice delivered no later than 180 days prior to a renewal date.

Summary Compensation Table Name and Principal Position	Year	Salary ($)	Bonus ($)	Total ($)
James P. Flynn(1)(2) Chief Executive Officer and Chairman of the Board	2024	—	—	—
	2023	—	—	—
James J. Henson(1)(2)(3) President	2024	—	—	—
	2023	—	—	—
Michael P. Larsen(1)(2)(4) Former President	2024	n/a	n/a	n/a
	2023	—	—	—
James A. Briggs(1)(2) Chief Financial Officer	2024	—	—	—
	2023	—	—	—

(1)
Messrs. Flynn, Henson and Briggs are employees of Lument, an affiliate of the Manager, and are not paid compensation by us. Mr. Larsen was an employee of Lument, an affiliate of the Manager, and was not paid compensation by us.

(2)
In 2024 and 2023, Messrs. Flynn, Henson and Larsen did not receive any compensation from us, the Manager or any of their affiliates for time spent managing our affairs. In 2024 and 2023, the amount of total compensation paid by the Manager or any of its affiliates to Mr. Briggs that was allocable to him based on his percentage of time spent managing our affairs, which compensation was reimbursed by us pursuant to the terms of the Management Agreement, was $414,626 and $259,333, respectively.

(3)	On March 18, 2025, James J. Henson informed the Company of his decision to resign as President of the Company, effective May 1, 2025.
(4)	Mr. Larsen served as the Company’s President until April 18, 2023.
Outstanding Equity Awards at Fiscal Year-End
No stock option awards or stock awards have been granted by the Company to its current named executive officers to date.

Pay Versus Performance
In August 2022, the SEC adopted final pay-versus-performance rules that require registrants to disclose information reflecting the relationship between executive compensation actually paid by a registrant and the registrant’s financial performance. The rules implement a requirement mandated by the Dodd-Frank Act. Disclosure pursuant to such rules is not included herein because we are externally managed and do not have any employees. Our executive officers are employees of an affiliate of the Manager and do not receive cash or equity compensation from us. While the management agreement between us and the Manager requires us to reimburse the Manager for a portion of the total compensation paid by the Manager or its affiliates to Mr. Briggs, our Chief Financial Officer, based on his percentage of time spent managing our affairs, we do not determine what our executive officers are paid by the Manager or its affiliates.
Insider Trading Policy
We maintain an insider trading policy which prohibits short selling, dealing in publicly traded options and hedging or monetization transactions in our securities by directors, officers or employees of the Company. In addition, the Manager maintains a policy restricting the trading of the directors, officers and employees of the Manager. Under the policies of the Company and the Manager and the securities laws of the United States and other jurisdictions, the purchase or sale of the Company’s securities or the securities of other publicly traded companies while aware of material nonpublic information about such company, or the disclosure of material nonpublic information to others who then trade in such company’s securities, is prohibited. Directors, officers and employees are prohibited from using such information in ways that violate the law, including for personal gain. Non-public information must be kept confidential, which may include keeping it confidential from other directors, officers and employees.
Executive Compensation Clawback Policy
In November 2023, we adopted an executive compensation clawback policy, as required by Rule 10D-1 under the Securities Exchange Act of 1934, as amended, and the requirements of the New York Stock Exchange Listed Company Manual listing standards adopted pursuant to Rule 10D-1. The new clawback policy requires us to clawback erroneously awarded incentive compensation paid to current and former executive officers in the event of a restatement of our financial statements (without regard to the fault of the executive). Restatements that trigger such recoupment are restatements due to material noncompliance with any financial reporting requirement applicable to us under the federal securities laws, including restatements to correct an error in previously issued financial statements that is material to the previously issued financial statements, or that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period. Except in very limited circumstances, in the event of such a restatement, the new clawback policy requires the recoupment of incentive compensation paid to the executive officer in excess of the amount that would have been paid if the amount of such incentive compensation had been based on the restated financial statements.

OWNERSHIP OF SECURITIES
Securities Issued under the Independent Directors Stock-for-Fees Program
Under the Independent Directors Stock-for-Fees Program, each of our independent directors may elect to receive all or a portion of their annual retainer and chair fees in the form of shares of our common stock in lieu of payment in cash. The election will apply to the elected amount of such fees that would otherwise be paid in cash, commencing with the fiscal quarter after the election is made. Shares will be issued on the date that cash director fees for the preceding quarter would otherwise be payable to the director. The number of shares issued will be determined by dividing the amount of the fees by the average closing price of our common stock for the ten trading days immediately preceding the relevant payment date.
Security Ownership of Certain Beneficial Owners and Management
The following table sets forth information regarding the beneficial ownership of shares of our common stock as of April 15, 2025 (the record date for the Annual Meeting) by: (1) each director or director nominee of the Company, (2) each executive officer of the Company, (3) all directors, director nominees and executive officers of the Company as a group, and (4) all persons known by us to be beneficial owners of more than 5% of any class of our voting securities.
In accordance with SEC rules, beneficial ownership includes: all shares over which the investor has or shares voting or dispositive control. In computing the number of shares beneficially owned by an individual or entity and the percentage ownership of that person, shares of common stock subject to options, warrants or other rights held by such person that are currently exercisable or will become exercisable within 60 days are considered outstanding, although these shares are not considered outstanding for purposes of computing the percentage ownership of any other person.
Unless otherwise indicated, all shares are owned directly, and the indicated person has sole voting and investment power, subject to community property laws where applicable. Except as indicated in the footnotes to the table below, the business address of each of the individuals listed below is the address of our principal executive office, 230 Park Avenue, 20th Floor, New York, New York 10169. None of our shares of common stock beneficially owned by any of our directors or executive officers have been pledged as security.

Beneficial Ownership Table Name of Beneficial Owner	Shares of Common Stock Owned	Percentage of Common Stocked Owned**
Greater than 5% Holders
XL Bermuda Ltd.(1)	3,340,780	6.4%
Hunt Companies Equity Holdings, LLC(2)	5,774,752	11.1%
Lument Investment Holdings, LLC(3)	14,318,614	27.4%
Directors, Director Nominees and Executive Officers
James J. Henson	75,000	*
James P. Flynn	298,220	*
James A. Briggs	48,750	*
Neil A. Cummins	84,342	*
William A. Houlihan	217,732	*
Walter C. Keenan	141,507	*
Marie D. Reynolds	—	—
James C. Hunt	635,039	1.2%
All directors, director nominees and executive officers as a group (eight persons)	1,500,590	2.8%

*	Represents less than 1% of the shares of our common stock outstanding.
**	Based on 52,324,472 shares of our common stock outstanding as of April 15, 2025.
(1)
Based on a Schedule 13D/A filed with the SEC on February 24, 2022 by AXA Investment Managers S.A. on behalf of AXA S.A. (“AXA”), XL Bermuda Ltd (“XL Bermuda”) and XL Group Investment Ltd (“XL GI Ltd”), pursuant to which AXA, XL Bermuda and XL GI Ltd have reported shared voting and shared dispositive power over 3,340,780 shares of our common stock. The address of the principal office for AXA is 25 avenue Matignon, 75008 Paris, France. The address of the principal office of XL GI Ltd and XL Bermuda is O’Hara House, One Bermudian Road, Hamilton HM08, Bermuda.

(2)
Based on a Schedule 13D/A filed with the SEC on February 25, 2022 by Hunt Companies Equity Holdings, LLC (“Hunt CE Holdings”), Hunt Capital Holdings Investments, LLC (“Hunt CH Investments”), Hunt ELP, Ltd. (“Hunt ELP”), HB GP, LLC (“HB GP”), Hunt Company, LLC (“Hunt Company”), Hunt Companies, Inc. (“HCI”), Woody L. Hunt (“Mr. W.L. Hunt”) and James Christopher Hunt (“Mr. J.C. Hunt” and, together with Hunt CE Holdings, Hunt CH Investments, Hunt ELP, HB GP, Hunt Company, HCI and Mr. W.L. Hunt, the “Hunt Reporting Persons”), pursuant to which Hunt CE Holdings, Hunt CH Investments, Hunt ELP, HB GP, Hunt Company, HCI and Mr. W.L. Hunt have reported shared voting and shared dispositive power over 5,774,752 shares of our common stock held directly by Hunt CE Holdings and Mr. J.C. Hunt has reported sole voting and sole dispositive power of 550,000 shares of our common stock held directly by Mr. J.C. Hunt. Mr. J.C. Hunt currently holds an aggregate of 635,039 shares of our common stock, as reported on the Form 4 filed with the SEC on April 3, 2025. The address of the principal office of each of the Hunt Reporting Persons is 601 N. Mesa Street, Suite 1900, El Paso, Texas 79901.

(3)
Based on a Schedule 13D/A filed with the SEC on April 29, 2022 by Lument IH, the principal office of which is located at 2001 Ross Avenue, Suite 1900, Dallas, Texas 75201, and ORIX, the principal office of which is located at World Trade Center Building, South Tower, 2-4-1 Hamamatsu-cho, Minato-ku, Tokyo, Japan 105-5135. Lument IH is an indirect, wholly owned subsidiary of ORIX. Lument IH and ORIX share the power to vote or to direct the vote and to dispose or to direct the disposition of the 14,318,614 shares of common stock each of them may be deemed to beneficially own.

TRANSACTIONS WITH RELATED PERSONS
Relationship With and Transactions Involving the Manager
Management Agreement
On January 3, 2020, we entered into a Management Agreement with the Manager pursuant to which the Manager provides the day-to-day management of our operations. The Management Agreement requires the Manager to manage our business affairs in conformity with the policies and the investment guidelines approved and monitored by our board of directors. All of our executive officers are employees of the Manager, or affiliates thereof.
Pursuant to the terms of the Management Agreement, we pay the Manager a base management fee equal to 1.5% of stockholders’ equity per annum, calculated and payable quarterly (0.375% per quarter) in arrears. For purposes of calculating the base management fee, stockholders’ equity includes the sum of the net proceeds from all issuances of our equity securities since inception (allocated on a pro rata daily basis for such issuances during the fiscal quarter of any such issuance), plus our retained earnings at the end of the most recently completed calendar quarter (without taking into account any non-cash equity compensation expense incurred in current or prior periods), less any amount that we paid for repurchases of our common stock since inception, and excluding any unrealized gains, losses or other items that did not affect realized net income (regardless of whether such items were included in other comprehensive income or loss, or in net income). This amount may be adjusted to exclude one-time events pursuant to changes in GAAP and certain non-cash items after discussions between the Manager and our independent directors and approval by a majority of our independent directors. We pay the Manager quarterly incentive compensation equal to 20% of the excess of our core earnings (as defined in the Management Agreement) over the product of (i) our stockholders’ equity as of the end of such fiscal quarter, and (ii) 8% per annum. The initial term of the Management agreement expired on January 3, 2023. After the initial term, the Management Agreement automatically renews each year for an additional one-year period unless the Management Agreement is terminated in accordance with its terms.
For the year ended December 31, 2024, we incurred base management fees of approximately $4.4 million under the Management Agreement. For the year ended December 31, 2024, we incurred incentive fees of approximately $2.2 million under the Management Agreement.
Pursuant to the Management Agreement, we are required to reimburse the Manager for operating expenses related to our company that are incurred by the Manager, including accounting, auditing and tax services, technology and office facilities, operations, compliance, legal and filing fees, loan servicing fees, and miscellaneous general and administrative costs, including the cost of non-investment management personnel of the Manager who spend all or a portion of their time managing our affairs.
For the year ended December 31, 2024, we incurred reimbursable expenses of approximately $1.8 million. Per the terms of the Management Agreement, any exit fees waived by us as a result of permanent financing by the Manager or any of its affiliates will result in a reduction to reimbursed expenses by an amount equal to 50% of the amount of any such waived exit fee, capped at a waived exit fee of 1%. For the year ended December 31, 2024, we waived approximately $0.5 million in gross exit fees, reducing reimbursed expenses due to the Manager by approximately $0.3 million.
Collateral Management Agreements With the Manager
The Manager was appointed as the collateral manager with respect to LFT CRE 2021-FL1, Ltd. (“FL1”), a commercial real estate collateralized loan obligation sponsored by the Company, in June 2021 and continues to serve in this role. The Manager has agreed to waive all its entitlements to collateral management fees for so long as the Manager or an affiliate is the collateral manager and also our external manager.
The Manager was appointed as the collateral manager with respect to LMF 2023-1, LLC (“LMF 2023-1”), a private collateralized commercial real estate financing, in July 2023. The Manager has agreed to waive all its entitlements to collateral management fees for so long as the Manager or an affiliate is the collateral manager and also our external manager. In connection with the LMF 2023-1 transaction, the Manager absorbed approximately $1.1 million in debt issuance costs for which it did not seek reimbursement from the Company.

Other Transactions With Affiliates of the Manager
Servicing/Special Servicing by Lument Real Estate Capital, LLC
In June 2021, Lument Real Estate Capital, LLC (“LREC”), an affiliate of the Manager, was appointed as the servicer and special servicer with respect to mortgage assets for FL1, for which it receives servicing fees from FL1. In August 2022, LREC was appointed the servicer with respect to mortgage assets held by the Company and certain of its subsidiaries. The Manager pays LREC’s servicing fees, if any, which are reimbursable expenses of the Manager under the Management Agreement; no such servicing fees were paid in 2024. In July 2023, LREC was appointed as the servicer and special servicer with respect to mortgage assets for LMF 2023-1, for which it receives servicing fees from LMF 2023-1.
Trademark License Agreement With Lument
On December 17, 2020, we entered into a trademark license agreement with Lument, an affiliate of the Manager, pursuant to the terms of which Lument granted us a license to use the “Lument” tradename with regard to our business at no cost to us. Either party may terminate the trademark license agreement for any reason upon 90 days’ prior written notice to the other party.
Purchases of Investments From Lument Structured Finance
During the year ended December 31, 2024, we purchased two investments with an aggregate unpaid principal balance of $45.4 million at par from Lument Structured Finance, LLC, an affiliate of our Manager.
Director Designation Agreement With Lument IH
On April 26, 2022, we entered into a director designation agreement with Lument IH, an affiliate of the Manager, which owned an aggregate of 14,318,614 shares of our common stock as of April 16, 2024, representing approximately 27.4% of our outstanding common stock as of that date. Pursuant to the director designation agreement, Lument IH has designated, and we have nominated, James P. Flynn and Marie D. Reynolds for election to our board of directors at the Annual Meeting. The director designation right granted to Lument IH will expire at such time as Lument IH’s beneficial ownership of our common stock is less than 5%.
Registration Rights Agreement With Lument IH
In January 2020, we entered into a registration rights agreement with Lument IH pursuant to which we provided Lument IH and its affiliated transferees with certain demand and piggyback registration rights in respect of shares of the Company’s common stock that Lument IH owns or may acquire from time to time.
Relationship With and Transactions Involving Hunt Companies Equity Holdings, LLC
Shareholder Agreement With HCEH
In January 2018, the Company entered into a shareholder agreement with Hunt Companies Equity Holdings, LLC (“HCEH”), an affiliate of Hunt Companies, Inc., pursuant to which we granted HCEH the right to designate one designee to our board of directors. The right granted to HCEH expires at such time as HCEH’s and its affiliates’ beneficial ownership of our common stock is less than 5%. Pursuant to the shareholder agreement, HCEH has designated, and we have nominated, James C. Hunt for election to our board of directors at the Annual Meeting.
Registration Rights Agreement With HCEH
We have entered into a registration rights agreement with HCEH, pursuant to which we agreed to register the resale of shares of common stock owned by HCEH. Pursuant to the registration rights agreement, we provided HCEH and its affiliated transferees with certain demand and piggyback registration rights in respect of shares of our common stock owned or subsequently acquired by them.
Excepted Holder Limits for Lument IH, James C. Hunt and HCEH
Our board of directors has waived the aggregate stock ownership limit and the common stock ownership limit (each as defined in our charter) for Lument IH, designated Lument IH as an excepted holder (as defined in our charter) and established an excepted holder limit (as defined in our charter) of 27.4% for Lument IH.

Our board has also waived the aggregate stock ownership limit and the common stock ownership limit for Mr. Hunt and HCEH, designated Mr. Hunt and HCEH as excepted holders and established an aggregate excepted holder limit for Mr. Hunt and HCEH of 14.0%.
In connection with establishing the excepted holder limits described above, our board of directors decreased the aggregate stock ownership limit, the common stock ownership limit and the Series A ownership limit (as defined in our charter) for persons other than excepted holders and Series A excepted holders (as defined in our charter), as applicable, from 9.8% to 8.75%.
Limitations on Liability and Indemnification of Officers and Directors
Our charter and bylaws provide indemnification for our directors and officers to the fullest extent permitted by Maryland law in effect from time to time, obligating the Company to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (1) any individual who is a present or former director or officer of ours or (2) any individual who, while a director or officer of ours and at our request, serves or has served as a director, officer, partner or trustee of another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or any other enterprise from and against any claim or liability to which such person may become subject or which such person may incur by reason of his or her service in such capacity. We have the power, with the approval of our board of directors, to provide such indemnification and advancement of expenses to a person who served a predecessor of ours in any of the capacities described in (1) or (2) above and to any employee or agent of ours or a predecessor of ours. However, the Maryland General Corporation Law (“MGCL”) prohibits us from indemnifying a director or officer for any act or omission if:
•	the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty;
•	the director or officer actually received an improper personal benefit in money, property or services; or
•	in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.
In addition, under the MGCL, we may not indemnify a director or officer in a suit by us or in our right in which the director or officer was adjudged liable to us or in a proceeding in which the director or officer was adjudged liable on the basis that a personal benefit was improperly received. However, indemnification with respect to any proceeding by us or in our right or in which the director or officer was adjudged liable on the basis that a personal benefit was improperly received shall be limited to expenses. A court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct or was adjudged liable on the basis that a personal benefit was improperly received.
We have entered into indemnification agreements with each of our directors and executive officers that would provide for indemnification to the maximum extent permitted by Maryland law. The above-described limitation of liability and indemnification may be held not to be enforceable for violations of the federal securities laws of the United States.

PROPOSAL TWO – ADVISORY VOTE TO APPROVE NAMED
EXECUTIVE OFFICER COMPENSATION
In accordance with Section 14A of the Exchange Act, we are providing stockholders with an opportunity to vote, on a non-binding advisory basis, on the compensation of the Company’s named executive officers as disclosed in the “Executive Compensation” section of this Proxy Statement, including the compensation table and the related narrative. The Company offers this opportunity annually at the Annual Meeting. The next such advisory vote will be at the 2026 Annual Meeting of Stockholders.
As described in the Executive Compensation section in this Proxy Statement, we have no employees and are externally managed by the Manager pursuant to the Management Agreement. Because the Management Agreement provides that the Manager is responsible for managing our affairs, the Manager provides us with all of the personnel required to manage our operations. As a result, our executive officers, all of whom are employees of an affiliate of the Manager, do not currently receive any compensation from us for serving as executive officers. The Manager and its affiliates determine the salaries, bonuses and other compensation paid to our named executive officers from the Manager and its affiliates. The Manager and its affiliates also determine whether, and to what extent, our named executive officers will be provided employee benefit plans. We do not have any agreements with our named executive officers and have no arrangements to make cash payments to our named executive officers upon their termination from service as executive officers or a change in control of the Company.
We do not reimburse the Manager or its affiliates for the salaries and other compensation that is paid by the Manager and its affiliates to our Chief Executive Officer, President or certain of their other personnel. However, under the terms of the Management Agreement, we do reimburse the Manager or its affiliates for our allocable share of the salaries and other compensation paid to our Chief Financial Officer and other corporate finance, tax, accounting, internal audit, legal, risk management, operations, compliance and other non-investment personnel who spend all or a portion of their time managing our affairs. The Manager or its applicable affiliate makes all decisions relating to the compensation of our named executive officers based on such factors as the Manager or such affiliate may determine are appropriate.
Although the vote to approve executive compensation is purely advisory and non-binding, the board of directors values the opinion of our stockholders and expects to consider the results of the vote in determining the compensation of the named executive officers and the Company’s compensation programs generally. The vote is not intended to address any specific item of compensation but rather the overall compensation of our named executive officers and the policies and practices described in this Proxy Statement.
The board of directors asks you to indicate your support for our named executive officer compensation as described in the “Executive Compensation” section of this Proxy Statement and as set forth below by voting FOR the following resolution at the Annual Meeting:
“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the named executive officers, as described in the “Executive Compensation” section of this Proxy Statement, including the compensation table and other narrative executive compensation disclosures.”
Vote Required
The affirmative vote of the holders of a majority of the shares present via live webcast or represented by proxy and entitled to vote at the Annual Meeting is required to approve, on an advisory basis, the compensation of our named executive officers, assuming a quorum is present.
Recommendation of our Board of Directors
Our board of directors recommends that the stockholders vote “FOR” the approval, on an advisory basis, of the compensation of our named executive officers.

PROPOSAL THREE - ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTES ON OUR NAMED EXECUTIVE OFFICER COMPENSATION
As described in Proposal Two above, the Company’s stockholders are being provided the opportunity to cast a non-binding advisory vote on our executive compensation program pursuant to Section 14A of the Exchange Act. The advisory vote on our executive compensation described in Proposal Two above is referred to as a “say-on-pay vote.”
Pursuant to Section 14A of the Exchange Act, the Company is asking stockholders to vote on whether future advisory votes on executive compensation (such as that addressed in Proposal Two above) should occur every one year, every two years or every three years. Under Section 14A of the Exchange Act, this advisory vote on the frequency of future advisory votes on executive compensation must take place at least once every six years.
After careful consideration, the board of directors believes that a frequency of every one year for the advisory vote on executive compensation is the optimal interval for conducting a say-on-pay vote. The board of directors believes that this frequency is appropriate as an annual vote would provide stockholders with the opportunity to express their views on a regular basis.
Stockholders will have the opportunity to choose among four options (holding the vote every one, two or three years or abstaining). Stockholders are not voting whether to approve or disapprove the board of directors’ recommendation. The vote is non-binding on the board of directors. Nevertheless, the board of directors and the compensation committee expect to carefully review the voting results. Notwithstanding the board of directors’ recommendation and the outcome of the stockholder vote, the board of directors may in the future decide to conduct advisory votes on a more or less frequent basis and may vary its practice based on factors such as discussions with stockholders and the adoption of material changes to compensation programs.
Vote Required
The frequency option receiving the greatest number of votes cast by stockholders entitled to vote and represented at the Annual Meeting in person or by proxy, assuming a quorum is present, will be considered the preferred frequency of the stockholders.
Recommendation of our Board of Directors
Our board of directors recommends that the stockholders vote to conduct future advisory votes on executive compensation every “1 YEAR”.

PROPOSAL FOUR – RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The audit committee of our board of directors has selected KPMG LLP as our independent registered public accounting firm to audit our consolidated financial statements for the fiscal year ending December 31, 2025. KPMG LLP has served as our independent registered public accountants since April 19, 2019.
Stockholder ratification of the appointment of KPMG LLP as our independent registered public accounting firm is not required by our bylaws or other applicable legal requirement. However, in recognition of the importance of this matter to our stockholders, the appointment of KPMG LLP is being submitted to the stockholders for ratification. If the stockholders fail to ratify the appointment, the audit committee will reconsider whether or not to retain the firm. Even if the appointment is ratified, the audit committee, at its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.
A representative of KPMG LLP is expected to be present virtually at the Annual Meeting, with the opportunity to make a statement if the representative desires to do so and is expected to be available to respond to appropriate questions.
Vote Required
The affirmative vote of the holders of a majority of the shares present via live webcast or represented by proxy and entitled to vote at the Annual Meeting is required to ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm, assuming a quorum is present.
Recommendation of our Board of Directors
Upon the recommendation of the audit committee, our board of directors recommends that the stockholders vote “FOR” the ratification of KPMG LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2025.

FEES BILLED BY THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Fees and expenses paid to our principal accountant, KPMG LLP for the year ended December 31, 2024 and for the year ended December 31, 2023 consists of the following:

	Year Ended December 31, 2024	Year Ended December 31, 2023
Audit Fees(1)	$798,200	$693,500
Audit – Related Fees(2)	—	$187,250
Tax Fees(3)	—	—
Total	$798,200	$880,750

(1)
Represents fees and expenses for professional services provided in connection with the audit of our annual financial statements, review of our quarterly financial statements and audit services provided in connection with our regulatory filings.

(2)
Audit Related Fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and are not reported under Audit Fees.

(3)	Tax Fees consist of fees billed for professional services rendered for tax compliance, tax advice and tax planning.
PRE-APPROVAL POLICY
The audit committee charter provides that the audit committee of our board of directors shall pre-approve all audit services, audit-related tax services and other permitted services to be performed for us by our independent registered public accounting firm and the related fees. Pursuant to its charter and in compliance with rules of the SEC and Public Company Accounting Oversight Board, the audit committee has established a pre-approval policy and procedures that require the pre-approval of all services to be performed by the independent registered public accounting firm. The independent registered public accounting firm may be considered for other services not specifically approved as audit services or audit-related services and tax services so long as the services are not prohibited by SEC or PCAOB rules and would not otherwise impair the independence of the independent registered public accounting firm. During 2024, all of the above services were approved by the audit committee in accordance with this policy.

REPORT OF THE AUDIT COMMITTEE
The audit committee operates under a written charter adopted by our board of directors. It is available on the “Investors Relations” section of our website at lumentfinancetrust.com under the “Corporate Governance” tab. The audit committee reviews the charter annually.
The primary purpose of the audit committee is to: (i) assist the board of directors with its oversight responsibilities regarding: (a) the integrity of our financial statements; (b) our compliance with legal and regulatory requirements; (c) the independent auditor’s qualifications and independence; (d) the performance of our internal audit function and independent auditor; and (e) its oversight of risk management; (ii) prepare the audit committee report required by the rules of the SEC to be included in our annual proxy statement; and (iii) be directly responsible for the appointment, compensation, retention and oversight of the work of our independent auditor, who shall report directly to the committee, and have the sole authority to approve all audit engagement fees and terms, as well as non-audit engagements with the independent auditor.
The audit committee relies on the expertise and knowledge of management, the internal auditor, and the independent auditor in carrying out its oversight responsibilities. Management is responsible for the preparation, presentation and integrity of our financial statements as well as our financial reporting process, accounting policies, internal audit function, internal accounting controls and disclosure controls and procedures. Our independent auditor, KPMG LLP, is responsible for performing an independent audit of the consolidated financial statements and expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States.
The audit committee has reviewed and discussed with management and the independent auditor our audited consolidated financial statements and related footnotes for the fiscal year ended December 31, 2024, and the independent auditor’s report on those financial statements. Management represented to the audit committee that our financial statements were prepared in accordance with accounting principles generally accepted in the United States. KPMG LLP presented the matters required to be discussed with the audit committee by the Public Company Accounting Oversight Board and the SEC. This review included a discussion with management and the independent auditor of the quality (not merely the acceptability) of our accounting principles, the reasonableness of significant estimates and judgments, and the disclosures in our financial statements, including the disclosures relating to critical accounting policies.
The audit committee recognizes the importance of maintaining the independence of our independent auditor, both in fact and appearance. Consistent with its charter, the audit committee has evaluated KPMG LLP’s qualifications, performance and independence, including that of the lead audit partner.
As part of its auditor engagement process, the audit committee considers whether to rotate the independent audit firm. The audit committee has established a policy pursuant to which all services, audit and non-audit, provided by the independent auditor must be pre-approved by the audit committee. Our pre-approval policy is more fully described under the caption “Pre-Approval Policy” above. In addition, KPMG LLP has provided the audit committee with the written disclosures and letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence, and the audit committee has discussed the firm’s independence with KPMG LLP.
Based on the reviews and discussions described above, the audit committee recommended to our board of directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024 for filing with the SEC.
Audit Committee
Neil A. Cummins
William A. Houlihan (Chairman)
Walter C. Keenan

OTHER MATTERS
Other than the four proposals included in this Proxy Statement, as of the date of this Proxy Statement, we know of no other matters to be submitted to the stockholders at the annual meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed proxy to vote the shares they represent as our board of directors may recommend, or, in the absence of a recommendation, as such persons deem advisable. Discretionary authority with respect to such matters is granted by execution of the enclosed proxy.

CERTAIN INFORMATION NOT DEEMED INCORPORATED BY REFERENCE
IN ANY SECURITIES AND EXCHANGE COMMISSION FILINGS
Notwithstanding anything to the contrary set forth in any of our previous or future filings under the Securities Act or the Exchange Act that might incorporate all or portions of future filings, including this Proxy Statement, with the SEC, in whole or in part, the Report of the Audit Committee of our board of directors shall not be deemed to be incorporated by reference into any such filing or deemed to be “soliciting material” or “filed” with the SEC under the Securities Act or the Exchange Act, or subject to the liabilities of Section 18 of the Exchange Act. In addition, this Proxy Statement includes certain website addresses intended to provide inactive, textural references only. The information on these websites shall not be deemed part of this Proxy Statement.

By order of the board of directors

James P. Flynn
Chairman of the Board and Chief Executive Officer

New York, New York
April 29, 2025

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on June 11, 2025. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/LFT2025**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on June 11, 2025. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. Must be received by June 11, 2025.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V72479-P27307 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

LUMENT FINANCE TRUST, INC.

The Board of Directors recommends you vote FOR ALL of the director nominees in Proposal 1, FOR Proposals 2 and 4 and 1 YEAR for Proposal 3.

For All	Withhold All	For All Except
☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

1. Election of Directors

Nominees:

01) James P. Flynn
02) James C. Hunt
03) Neil A. Cummins
04) William A. Houlihan
05) Walter C. Keenan
06) Marie D. Reynolds

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

V72480-P27307

LUMENT FINANCE TRUST, INC.
Annual Meeting of Shareholders
June 12, 2025 10:00 AM Eastern Time
This proxy is solicited by the Board of Directors

The shareholder(s) hereby appoint(s) James P. Flynn and James A. Briggs, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of LUMENT FINANCE TRUST, INC. that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 10:00 AM Eastern Time on June 12, 2025, via live webcast at www.virtualshareholdermeeting.com/LFT2025, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side